UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             August 27, 2004

VITAL LIVING, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33211	88-0485596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 North 40th Street, Suite #105, Phoenix, Arizona		85018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 952-9909

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Vital Living, Inc. (the “Company”) announced that effective August 27, 2004, Gregg Linn has been appointed as Chief Financial Officer of the Company.  Mr. Linn, 42 years old, has more than 20 years of financial management experience.  From July 2001 to August 2004, Mr. Linn served as the President of Red Rock Management, LLC, a private consulting firm located in Scottsdale, Arizona.  From September 1994 to June 2001, Mr. Linn served as Chief Financial Officer of DNA Model Management, LLC, a private fashion/entertainment company located in New York, New York.  From October 1993 to August 1994, Mr. Linn served as Chief Financial Officer of Skyline Multimedia Entertainment, Inc., an Over The Counter Bulletin Board listed company that operates the New York Skyride, a simulator attraction located in the Empire State Building in New York, New York.  Mr. Linn received a B.A. from Michigan State University and an M.B.A. (Summa Cum Laude) from Pace University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL LIVING, INC.

By:	/s/ Stuart A. Benson
Stuart A. Benson
Chief Executive Officer

Date:  September 2, 2004